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                                                                 Exhibit 10 (ii)


                                  AMENDMENT TO
                           NORTHERN TRUST CORPORATION
                       AMENDED 1992 INCENTIVE STOCK PLAN
                            DATED SEPTEMBER 15, 1998



         The Northern Trust Corporation Amended 1992 Incentive Stock Plan is hereby amended, effective as of the date hereof, by adding a new subsection (i) under Section 9, "Stock Awards," as follows:


         "(i) Notwithstanding the provisions of subsections (b) and (g) above, the Corporation, in lieu of issuing stock certificates, may reflect the issuance of shares of Common Stock to a participant on a non-certificated basis, with the ownership of such shares by the participant evidenced solely by book entry in the records of the Corporation's transfer agent; provided, however that following the lapse of all restrictions with respect to the shares granted or sold to a participant, the Corporation, upon the written request of the participant, shall issue, in the name of the participant, stock certificates representing such shares."